Exhibit 5.1

Jonathan R. Zimmerman Partner	Faegre Baker Daniels LLP 2200 Wells Fargo Center • 90 South Seventh Street Minneapolis • Minnesota 55402-3901 Main +1 612 766 7000 Fax +1 612 766 1600

July 27, 2016

Tactile Systems Technology, Inc.

1331 Tyler Street NE, Suite 200

Minneapolis, MN 55413

Ladies and Gentlemen:

We have acted as counsel to Tactile Systems Technology, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of:

•                  4,800,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, under the Company’s 2016 Equity Incentive Plan;

•                  1,599,011 shares of Common Stock under the Company’s 2007 Omnibus Stock Plan;

•                  32,269 shares of Common Stock under the Company’s 2003 Stock Option Plan; and

•                  1,600,000 shares of Common Stock under the Company’s 2016 Employee Stock Purchase Plan (each of the Company’s 2016 Equity Incentive Plan, 2007 Omnibus Stock Plan, 2003 Employee Stock Option Plan and 2016 Employee Stock Purchase Plan, collectively, the “Plans”).

We have examined the Registration Statement and the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, (v) the authenticity of the originals of such latter documents, (vi) that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law and (vii) that shares of Common Stock issuable under the Plans (the “Shares”) will be duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the acquirers.  We have also assumed that the Company’s Board of Directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Plans prior to the issuance thereof.  As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that all necessary corporate action on the part of the Company, has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plans and that, when issued and sold as contemplated in the Registration Statement and related prospectuses and in accordance with the Plans and the terms of the applicable awards granted under the Plans, the Shares will be legally issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

FAEGRE BAKER DANIELS LLP

/s/ Jonathan R. Zimmerman
Jonathan R. Zimmerman